UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

LEE ENTERPRISES, INCORPORATED

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MNG ENTERPRISES, INC.

MNG INVESTMENT HOLDINGS LLC

STRATEGIC INVESTMENT OPPORTUNITIES LLC

ALDEN GLOBAL CAPITAL LLC

HEATH FREEMAN

COLLEEN BROWN

CARLOS SALAS

JOHN ZIESER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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On November 26, 2021, Alden Global Capital LLC issued a press release with respect to Lee Enterprises, Incorporated. A copy of the press release is attached hereto as Exhibit A and incorporated herein by reference.

Exhibit A

Alden Global Capital, LLC Announces that Affiliate Nominates Three Fully Independent, Highly Qualified & Diverse Director Candidates for Election at Lee’s 2022 Annual Meeting

Nominees Would Ensure Lee Stockholders Have a Voice—Management & Board Should Listen to Ownership

Alden Reaffirms 30% Premium Offer to Acquire Lee for $24.00 per Share in Cash & Deep Commitment to Newspaper Industry

Over Long Term

WEST PALM BEACH, Fl., November 26, 2021—(BUSINESS WIRE)—Alden Global Capital, LLC, who through an affiliate has an ownership stake of approximately 6.3% of Lee Enterprises, Incorporated (“Lee” or the “Company”) (NASDAQ: LEE), today announced that one of its affiliates has delivered a notice of its nomination of three fully independent, highly qualified and experienced individuals to serve on Lee’s Board of Directors (the “Board”). The nominations were delivered in order to comply with today’s deadline for stockholder nominations at Lee’s 2022 Annual Meeting set forth under Lee’s Bylaws. Alden’s hope is that the Board engages meaningfully and expeditiously with Alden towards a transaction in the best interests of Lee stockholders, and that a proxy contest at the 2022 Annual Meeting will prove unnecessary. However, events over the past week, including Lee’s adoption of a poison pill and its frivolous rejection of a request made by an Alden affiliate that the Company provide certain required nominee forms pursuant to Lee’s Bylaws, including a Director Questionnaire, give Alden cause for concern. Alden has taken steps to comply with all nomination requirements under Lee’s notice provisions, including by having nominees complete a customary Director Questionnaire form in place of the questionnaire that the Company refused to provide upon request, and also indicated its willingness to have its director nominees complete any forms that the Company may subsequently provide.

Alden’s fully independent, highly qualified and diverse nominees are as follows:

Colleen B. Brown, age 63, served as President and Chief Executive Officer of Fisher Communications, Inc., a media company that owned a number of television, radio stations and technology facilities in the western United States, from 2005 to 2013, and served as an Executive Director from 2006 to 2013. Prior to that, Ms. Brown served as Senior Vice President – C-Suite at Belo Corp., a media company that owned major market television stations as well as major newspapers, three local and two regional news channels and Belo Interactive. Earlier in her career, Ms. Brown served in the C-Suite of Lee Enterprises, Incorporated as President of Broadcast, and she served in a number of senior management capacities at Gannett, Co. Inc., an international news and information company, including serving as President of KPNX, the NBC affiliate in Phoenix, Arizona, President of WFMY, the CBS affiliate in Greensboro, North Carolina, and Vice President of KUSA, the then ABC affiliate in Denver, Colorado. Ms. Brown currently serves as a director at Spark Networks SE, a global dating company with a portfolio of brands designed for singles seeking serious relationships, since August 2019, Big 5 Sporting Goods, a sporting goods retailer, since August 2019, and TrueBlue Inc., a leading staffing, recruiting and workforce management company, since June 2014. Ms. Brown previously served as Chairman of the board of directors of American Apparel Inc., a retailer, from 2014 to 2016, as a director of Boeing Employee Credit Union, a member-owned, not-for-profit financial cooperative, DataSphere Technologies, Inc., a provider of online and mobile advertising solutions, from 2008 to July 2017, as well as CareerBuilder, an online recruiting platform, and Classified Ventures, LLC, a Chicago-based digital media company. Ms. Brown is a member of NACD, IWF, and C200 and is a NACD Leadership Fellow. Ms. Brown received a Masters of Business Administration from the University of Colorado, Boulder and a Bachelor of Science in Business Administration from the University of Dubuque.

Carlos P. Salas, age 50, serves as President of The Change Company CDFI LLC (“The Change Company”), a financial services company focused on serving underbanked borrowers and communities across the U.S., since August 2021 and as a director of The Change Company and certain of its subsidiaries since August 2018. Previously, Mr. Salas served as Chief Executive Officer and President of COR Clearing LLC (n/k/a AxosClearing LLC, a subsidiary of Axos Financial Inc.), a securities clearing firm serving FINRA-member broker-dealers, from June 2012 to July 2019, and Chief of Staff of Banc of California, Inc., a bank serving markets in the Western U.S., from August 2016 to January 2017. Earlier in his career, he served as Partner and Co-Founder of Dolphin Advisors, LLC, a private equity fund, as an investment banker at Credit Suisse First Boston (now a part of the investment banking division of Credit Suisse Group AG (“Credit Suisse”)) and Donaldson, Lufkin & Jenrette, a U.S. investment bank that was acquired by Credit Suisse, and as an attorney at Cleary Gottlieb Steen & Hamilton LLP, a leading international law firm. Mr. Salas has previously served on the board of directors at several public and private companies, including Williams Controls, Inc., a public manufacturer of truck pedal sensors and assemblies; Tengasco, Inc. (n/k/a Riley Exploration Permian, Inc.), a public oil and gas exploration and production company, Boston Restaurant Associates, Inc., a restaurant company with locations mainly in Greater Boston, ACT Teleconferencing, Inc., a global teleconferencing provider that was acquired by Premiere Global Services, Inc., and, from December 2020 to April 2021, Dynamic Energy Services International LLC, an international services provider to oil and gas exploration and production companies. Mr. Salas received a Juris Doctor from the University of Chicago and a Bachelor of Arts from New York University.

John S. Zieser, age 62, currently serves as Chief Development Officer and General Counsel of Meredith Corporation, an American media conglomerate, since 2006, and previously served in a number of other positions at Meredith Corporation from 1999 to 2006, including Vice President, Secretary and General Counsel, and has played a key leadership role in transforming Meredith Corporation’s business through multiple expansion initiatives in the media, digital, consumer revenue and licensing sectors. Prior to that, Mr. Zieser served as Group President at First Data Merchant Services, a subsidiary of First Data Corporation, and held a number of other senior operations and development positions during his tenure there. Earlier in his career, he served as a corporate attorney at Sullivan & Cromwell LLP, an international white-shoe law firm, where he specialized in U.S. and international mergers, acquisitions, venture capital and private equity transactions. Mr. Zieser currently serves as Board Trustee at IPC Media Pension Trustee Limited, a $1B pension fund based in the United Kingdom, since January 2018. Mr. Zieser previously served as a founding board member at Texture, a digital magazine subscription service created by a consortium of big publishers, including Meredith Corporation, to market digital magazines, from 2010 until Mr. Zieser led the sale of Texture to Apple Inc. in March 2018. Mr. Zieser received a Juris Doctorate from Cornell University, graduating Magna Cum Laude, and both a Masters of Business Administration and Bachelor of Business Administration with Beta Gamma Sigma honors from the University of Iowa.

Advisors

Moelis & Company LLC is acting as financial advisor to Alden Global Capital. Akin Gump Strauss Hauer & Feld LLP and Olshan Frome Wolosky LLP are serving as its legal counsel.

Alden Global Capital, LLC and certain affiliated entities intend to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the stockholders of Lee Enterprises, Incorporated for use at its 2022 annual meeting of stockholders. In accordance with Rule 14a-12(a)(1) under the Securities Exchange Act of 1934, as amended, the following persons are or may be deemed to be, participants in the proxy solicitation: MNG Enterprises, Inc., MNG Investment Holdings, LLC., Strategic Investment Opportunities LLC, Alden Global Capital LLC, Heath Freeman, Colleen B. Brown, Carlos P. Salas and John S. Zieser. Certain of the participants may be deemed to beneficially own 371,117 shares of common stock of Lee Enterprises, Incorporated. Additional information relating to the participants and their beneficial ownership of common stock of Lee Enterprises, Incorporated is contained in Alden Global Capital, LLC’s statement on Schedule 13D initially filed with the SEC on January 29, 2020 (as it may be amended from time to time, including on November 24, 2021, the “Alden Schedule 13D”) and will be set forth in the proxy statement and other materials filed with the SEC in connection with the solicitation of proxies by the participants.

INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE ALDEN SCHEDULE 13D. EXCEPT AS OTHERWISE DISCLOSED IN THE ALDEN SCHEDULE 13D, THE PARTICIPANTS HAVE NO INTEREST IN LEE ENTERPRISES, INCORPORATED OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF LEE ENTERPRISES, INCORPORATED, AS DISCLOSED IN THE ALDEN SCHEDULE 13D.

ALL STOCKHOLDERS OF LEE ENTERPRISES, INCORPORATED ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF LEE ENTERPRISES, INCORPORATED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF LEE ENTERPRISES, INCORPORATED AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

Contacts

Cameron

Gurley 646 660 8642

cameron@goldin.com